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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ENGINEERS



                  Ryder Scott Company hereby consents to the reference to us and our report entitled "Venus Exploration, Inc. Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests (S.E.C. Parameters) as of December 31, 2000", in the Venus Exploration, Inc.'s (the "Company") Annual Report on Form 10-K (Form 10-K) for the fiscal year ended December 31, 2000, and the incorporation of our report by reference to the Form 10-K in the Company's (i) Registration Statement on Form S-8 (file no. 333-61193) and (ii) Registration Statement on Form S-3 (file no. 333-73457).





                                                  RYDER SCOTT COMPANY, L.P.



Houston, Texas
April 11, 2001